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Exhibit 10.14

Service Agreement

(1)
Combined Distribution (Holdings) Limited

(2)
Richard Andrew Steele

March 1, 2002

Contents

1.	Definitions and interpretation	1
2.	Appointment	4
3.	Term	5
4.	Duties of the Executive	5
5.	Hours of work	5
6.	Principal place of work	6
7.	Salary	6
8.	Expenses	6
9.	Other Benefits	7
10.	Holidays	8
11.	Sickness or injury	8
12.	Termination of and suspension from Employment	9
13.	Acknowledgement by the Executive	11
14.	Obligations during Employment	12
15.	Obligations after Employment	14
16.	Grievance procedure	15
17.	General	15
18.	Governing law and jurisdiction	16
The Schedule
Bonus

        This Agreement is made the 1st day of March 2002.

        Between:

  (1)
  Combined Distribution (Holdings) Limited (company number: 3136477) whose registered office is at Unit 4/5 Holford Way Holford Birmingham B6 7AX ("the Company"); and

  (2)
  Richard Andrew Steele of 213 Station Road, Knowle, Solihull, B93 0PU ("the Executive")

        It is agreed as follows:

  1.
  Definitions and interpretation

  1.1
  In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

"Activision Inc."	Activision Inc., a Delaware corporation and the holding company of the Company;
"Agreement"	this Agreement (including any schedule or annexure to it and any document referred to in it or in agreed form);
"the Board"	the board of directors of the Company from time to time and includes any committee of the Board duly appointed by it;
"Businesses"	any trade or other commercial activity of any Group Company:
(a) with which the Executive is concerned or involved to any material extent at any time during his Employment; or
(b)
which any Group Company shall at the Termination Date have determined to carry on with a view to profit in the immediate or foreseeable future and in relation to which the Executive, at the Termination Date, possesses any Confidential Information;
(c) to whom or which any Group Company shall at any time during the period of 12 months prior to the Termination Date have supplied any Restricted Products or Restricted Services;
"Company Invention"	any invention which is the property of the Company under Section 39(1), Patents Act 1977;

"Confidential Information"
any trade secrets or other information which is confidential, commercially sensitive and is not in the public domain relating or belonging to the Company including but not limited to information relating to the business methods, corporate plans, management systems, finances, new business opportunities, research and development projects, marketing or sales of any past, present or future product or service, secret formulae, processes, inventions, designs, know-how discoveries, technical specifications and other technical information relating to the creation, production or supply of any past, present or future product or service of the Company, lists or details of clients, potential clients or suppliers or the arrangements made with any client or supplier and any information in respect of which the Company owes an obligation of confidentiality to any third party.
"Copyright Work"
Any work (including software) protected under Part 1, Chapter 1 of the Copyright Design and Patents Act 1988 created, originated, written or developed by you alone or with others during the term of your Employment;
"Customer"	Any person
	a)	with whom or which you have dealt or of whom or of which you have knowledge by virtue of your duties in the 6 months preceding the Termination Date; and
	b)	either:
		(i)	who or which shall at the Termination Date be negotiating with the Company for the supply of any Restricted Products; or
		(ii)	to whom or which the Company shall at any time during the period of 6 months prior to the Termination Date have supplied any Restricted Products;
"Developer"
any person or company with whom you have dealt by virtue of your duties in the months preceding the Termination Date and who has during that period provided software development services and products to the Company;

"Design"
any design for an article or part of an article created, originated or developed by you alone or with others during the term of your Employment protected under Section 213 of the Copyright Design and Patent Act 1988 and/or which is capable of protection as a registered design:
"Duties"	the duties of the Executive as set out in clause 4;
"Employment"	the period of the Executive's employment under this Agreement which for the purposes of this Agreement shall be deemed to include any period of garden leave imposed under clause 12.5
"ERA 96"	Employment Rights Act 1996;
"Group Companies"
the Company, its subsidiaries or subsidiary undertakings, any holding company or parent undertaking and any subsidiary or subsidiary undertaking of any holding company or parent undertaking and "Group Company" means any of them;
"Invention"
any invention, know-how, technique, process, improvement or discovery which you (whether alone or with any other person) creates, originates, develops, writes or devises at any time during the term of your Employment and which relates or which could relate, directly or indirectly, to the Businesses;
"Material Interest"	(a) the holding of any position (whether employed or engaged) or provision of services as director, officer, employee, consultant, adviser, partner, principal, agent or volunteer;
(b)
the direct or indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures save for the ownership for investment purposes only of not more than 5 per cent of the issued ordinary shares of any company whose shares are listed on any Recognised Investment Exchange; or
(c) the direct or indirect provision of any financial assistance;
"notice"	includes any notice, demand, consent or other communication
"Recognised Investment Exchange"	as defined in Section 207, Financial Services Act, 1986;
"Restricted Area"	the United Kingdom of Great Britain and Northern Ireland.

"Restricted Products"
any computer entertainment products in hardware format similar to those developed and published by the Company or any Group Company products of a kind which have been dealt in, produced, marketed or sold by the Company in the ordinary course of the Business at any time during the 6 months preceding the Termination Date;
"Restricted Proposed Products"
any computer entertainment products in hardware format similar to those developed and published by the Company or any Group Company which are, at the Termination Date, proposed to be dealt in, produced, marketed or sold by the Company at any time during the 6 months following the Termination Date and in respect of which or the marketing of which you have been involved;
"Termination Date"	the date on which the Employment terminates.
1.2
In this Agreement, unless the context otherwise requires:

(a)
words in the singular include the plural and vice versa and words in one gender include any other gender;

(b)
a reference to a statute or statutory provision includes:

(i)
any subordinate legislation (as defined in Section 21(1), Interpretation Act 1978) made under it; and

(ii)
any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;

(c)
a reference to:

(i)
a "person" includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);

(ii)
clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear;

(d)
the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement and

(e)
words and phrases defined in the City Code on Take-Overs and Mergers or in the Companies Act 1985 have the same meaning in this Agreement.

2.
Appointment

2.1
The Company appoints the Executive and the Executive agrees to serve as President, ATVI Distribution/Executive Vice President Activision and Managing Director of the Company on the terms set out in his agreement.

2.2
The Executive warrants that he is not bound by, nor subject to any court order, arrangement, restriction or undertaking, which prohibits or restricts him from entering into this Agreement or performing his Duties.

3.
Term

3.1
The Employment shall commence on 1 March 2002 and, unless terminated in accordance with clause [12] (Termination of and suspension from Employment), shall continue for a fixed period, to terminate on 28 February 2005. The Company shall have the option, at its absolute discretion, and with the Executive's consent, to extend the fixed term for an additional one-year period by giving the Executive not less than four months prior notice before the expiration of the initial fixed term. If the Company and/or the Executive do not exercise the option to extend the fixed term, the Executive's employment under the provisions of this agreement will terminate without additional notice by expiry of the fixed term. Nothing in this agreement precludes the Executive from pursuing statutory termination or redundancy benefits, if available, in the event that the Company does not exercise the option to extend the fixed term or otherwise terminates the Executive without cause as defined in clause 12.

3.2
The Executive's previous employment with Combined Distribution (Holdings) Limited shall be treated as part of his continuous period of employment, which accordingly began on 1 July 1985.

4.
Duties of the Executive

4.1
Relating to the Company

        The Executive shall at all times during his Employment:

  (a)
  Unless prevented by ill health and except during holidays taken in accordance with clause [10] (Holidays), devote the whole of his working time and attention to the service of the Company;

  (b)
  Faithfully and diligently perform the duties attaching to his office or which are from time to time assigned to or vested in him and exercise the powers consistent with them;

  (c)
  obey all lawful and reasonable directions of the Board and implement and abide by any relevant Company policy which may be promulgated or operated in practice from time to time;

  (d)
  use all reasonable endeavours to promote the interests of each Group Company, and not do or willingly permit to be done anything which is harmful to those interests; and

  (e)
  keep the Board and the Board of Directors and management of Activision, Inc. fully informed (in writing if so requested) of his conduct of the business or affairs of each Group Company and provide such explanations as the Board and Activision, Inc. may require.

4.2
Relating to the Group Companies

  The Executive shall (without further remuneration and in addition to his duties to the Company) if and for so long as the Company requires during his Employment:

  (a)
  carry out any duties as may from time to time be assigned to him in relation to any Group Company; and

  (b)
  act as an officer of any Group Company or hold any other appointment or office as nominee or representative of any Group Company;

  in each case as if they were to be performed or held by him for or in relation to the Company.

5.
Hours of work

5.1
The normal business hours of the Company are 9.00am to 5.30pm with one hour break for lunch Monday to Friday. The executive shall work such further hours as may be necessary for the proper discharge of his Duties and he shall not be entitled to receive any additional remuneration for work outside normal business hours. Lunch breaks and other breaks provided to you will not constitute working time.

5.2
By the Executive's signature to this statement the Executive confirms that he does not undertake any other work for any employer and undertakes to seek the consent of the Company before undertaking work for any other employer.

5.3
The Executive agrees to fully co-operate in assisting the Company to maintain accurate records of working hours if requested by the Company.

6.
Principal place of work

6.1
The Executive's principal place of work shall be at Holford Way, Holford, Birmingham, or such other location in the U.K. as constitutes the Company's principal place of business from time to time.

6.2
The company may require the Executive to work at a location other than the principal place of work for a period not exceeding 2 weeks as the Company may determine. The Executive shall travel in the UK and abroad as the Board may reasonably require for the performance of his Duties.

6.3
There is no current requirement as at the date of this agreement for the Executive to work outside of the UK for any consecutive period of one month or more.

7.
Salary

7.1
During his employment the Company shall pay to the Executive:

(a)
a basic salary at the rate of £190,000 per annum. This salary shall accrue from day to day, be payable by equal monthly instalments in arrears on or about the last Friday of each month and shall include any fees to which the Executive is entitled as a director of any Group Company; and

(b)
a bonus calculated in accordance with the provisions of the International Distribution Incentive Plan or the Executive Bonus Plan as appropriate. The Company reserves the right to review and potentially modify its incentive plans on an annual basis as business needs warrant. The Executive will not be eligible for such bonus if he leaves the Company voluntarily at any point during the Company's financial year prior to end of the Executive's term as defined in clause 3.1 or if the Executive is terminated in accordance with clause 12. The Company reserves the right to review and potentially modify its bonus plans at anytime.

7.2
The Executive's basic salary shall be reviewed with effect from 1 April in each year. The review shall be at the discretion of Activision, provided that the annual basic salary increase shall not be less than 7% of the immediately preceding basic salary.

7.3
The Company is entitled to deduct from the Executive's salary or any other payment due to the Executive including any payment due to the Executive upon termination of his Employment any sums properly due from the Executive to the Company. Such forms include, without limitation, repayment or any loans or advances (including advances on expenses), repayment of any overpaid holiday pay, salary or benefits and the cost of any damage to or loan of the Company's property.

8.
Expenses

8.1
Subject to clause 8.2 below, the Company shall reimburse to the Executive all hotel, travelling, entertainment and other out of pocket expenses reasonably and properly incurred by him in the performance of his Duties subject to him producing to the Company any vouchers or other evidence of actual payment of the expenses as the Company may reasonably require.

8.2
The Company shall reimburse the Executive in respect of his home telephone bill and private and business petrol expenses, provided that such reimbursements shall not be made at a level materially greater than that at which they were made in the six months prior to the date of this Agreement.

8.3
Any credit card or charge card supplied to the Executive by the Company shall be used solely for expenses incurred by him in carrying out his Duties and for private petrol.

9.
Other Benefits

9.1
Motor car

(a)
The Company shall provide and maintain for the sole use of the Executive a Motor Car and all expenses and petrol in connection with its private and business use shall be paid or reimbursed to the Executive by the Company on presentation of appropriate receipts if required, subject to the provisions of clause 8.2 above.

(b)
A new Motor Car will be supplied to the Executive after 3 years or 75,000 miles, whichever occurs first.

(c)
The Motor Car may be used by persons other than the Executive with the Executive's permission and provided that such use is in compliance with the Company's motor insurance policy covering the Motor Car.

(d)
The Executive shall not authorise any person to use the Motor Car who is not in possession of a valid driving licence

(e)
The Company reserves the right to vary the terms and/or rules regarding Company Vehicles

(f)
The Executive shall abide by the Company's Car Scheme Rules in force from time to time.

9.2
Mobile telephone

  The Company shall provide to the Executive a mobile telephone and will pay all running expenses except the cost of non-business calls made by him in connection with it.

9.3
Pension

(a)
Subject to the terms of its deed and rules from time to time, the Executive shall be eligible to join the Stanplan A Pension Scheme details of which are available from the Company Secretary.

(b)
The Company shall pay into the Scheme or a pension scheme of the Executive's choice an annual sum not less than 10% of the Executive's annual basic salary.

(c)
On the Executive's election to cease to be a member of the Scheme or on termination of this Agreement, benefits accrued under the Scheme shall be capable of transfer to alternative pension arrangements of the Executive's direction subject to the rules of the Scheme.

(d)
The Company's contributions shall be calculated and paid on a monthly basis so that in the year of joining or leaving, the amount of such contribution shall be reduced pro rata for each complete calendar month worked.

(e)
No contracting-out certificate pursuant to the Pension Schemes Act 1993 is in force in respect of the Employment.

9.4
Stock Options

  The Executive shall be granted, under Activision Inc.'s existing or modified stock option plan, a non-qualified stock option ("NQSO") to purchase 100,000 shares of Activision's common stock. The option to purchase 100,000 shares referred to above will be issued on February 20, 2002 (the date this offer was approved) and will vest as follows: 25,000 shares will vest on March 1, 2003; 25,000 shares will vest on March 1, 2004; 25,000 shares will vest on March 1, 2005; and 25,000 shares will vest on March 1, 2006. Such option will have an exercise price that will be the market low of such common stock on the date the options are issued and will be governed in all other respects by Activision's stock option plan in effect at the time of grant. The Executive also shall be eligible to receive additional options, under Activision's existing or modified stock option plan, if Activision's Board of Directors (or the Compensation Committee of such Board of Directors), in its sole and absolute discretion, determines that the grant to you of additional options is appropriate.

  The terms of Employment shall not be affected in any way by the grant of stock options to the Executive, and the rights deriving from such grant shall not form part of such terms (either expressly or implied) nor in any way entitle the Executive to take into account such participation in calculating any compensation or damages on the termination of Employment for whatever reason (whether lawful or unlawful) which might otherwise be payable to the Executive.

9.5
Life Assurance

  The Executive shall be entitled to participate during his employment in the Company's group life assurance scheme from time to time whereby the Executive's life is insured for the benefit of his estate for four times his salary referred to in clause 7.1(a).

10.
Holidays

10.1
The Company's holiday year runs from 1 January to 31 December.

10.2
In addition to public holidays and other holidays observed by the Company, the Executive is entitled to 30 working days' paid holiday in each holiday year, to be taken at such time or times as are agreed with the Board.

10.3
The Executive may not, without the consent of the Board;

(a)
carry forward any unused part of his holiday entitlement to a subsequent holiday year; or

(b)
be entitled to payment in lieu for any unused holiday entitlement.

10.4
For the holiday year during which the Employment commences or terminates, the Executive's entitlement to holiday shall accrue on a pro rata basis for each complete month of his Employment during that holiday year.

10.5
On termination of his Employment the Executive shall be entitled to pay in lieu of any outstanding holiday entitlement and shall be required to repay to the Company any salary received for holiday taken in excess of his actual entitlement.

10.6
Other than at the request of, or with the permission of, the Company, the Executive may not take holiday during a period of notice to terminate his Employment.

11.
Sickness or injury

11.1
If the Executive is unable to perform his Duties due to sickness or injury he shall report this fact as soon as possible and, if practicable, by 10 am on the first working day of incapacity to the Company Secretary, and provide, so far as practicable, an expected date of return to work.

11.2
The Executive shall:

(a)
if absent for under 7 days, on his return to work complete a self-certification form detailing the reason for his absence; and

(b)
if absent for 7 or more consecutive days and for shorter absence if so required, produce a doctor's certificate on the eight day and weekly after that so that the whole period of absence is covered by these certificates.

11.3
Except as set out in sub-clause 11.4, if the Executive is absent due to sickness of injury duly certified in accordance with the provisions of sub-clause 11.2, he shall be paid his full salary for up to 6 months absence in any period of 12 consecutive months and after that such remuneration, if any, as the Board shall determine from time to time.

11.4
Any remuneration paid under sub-clause 11.3 shall:

(a)
not be less than any proceeds received by the Company in respect of the Executive under the Company's permanent health insurance scheme; and

(b)
be inclusive of any Statutory Sick Pay to which the Executive is entitled under the provisions of the Social Security and Housing Benefits Act 1982 and any Social Security Sickness Benefit or other benefits recoverable by the Executive (whether or not recovered) which may be deducted from it.

11.5
For Statutory Sick Pay purposes, the Executive's qualifying days are his normal workings days.

11.6
At any time during the period of his Employment, (but not normally more often that once every second year) the Executive shall, at the request and expense of the Company:

(a)
consent to an examination by a doctor to be selected by the Company; and

(b)
authorise this doctor to disclose to and discuss with the Company's medical adviser, or other nominated officer of the Company, the results of or any matter arising out from this examination.

11.7
The Company shall provide and maintain on behalf of the Executive permanent health insurance subject to the rules of the Scheme.

11.8
The Company shall provide and maintain on behalf of the Executive, his wife or partner and any dependent children membership in a BUPA Scheme or any other scheme providing equivalent benefits subject to the rules of the Scheme.

12.
Termination of and suspension from Employment

12.1
Automatic termination

  The Employment shall automatically terminate:

  (a)
  when the Executive reaches the age of 60; or

  (b)
  if the Executive becomes prohibited by law from being a director.

12.2
Suspension

  In order to investigate a complaint against the Executive of misconduct the Company may suspend the Executive on full pay for so long as may be necessary to carry out a proper investigation and hold a disciplinary hearing.

12.3
Immediate dismissal

  The Company may by notice terminate the Employment without notice or pay in lieu of notice if the Executive:

  (a)
  fails or neglects efficiently, diligently and competently to carry our his Duties or repeats or continues (after a written warning) any other material breach of his obligations under this Agreement;;

  (b)
  commits any act of gross misconduct or is guilty of any conduct which in the reasonable opinion of the Board brings him or any Group Company into disrepute or is calculated or likely prejudicially to affect the interests of any Group Company, whether or not the conduct occurs during or in the context of his Employment;

  (c)
  is convicted of any criminal offence punishable with imprisonment (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which he is not sentenced to any term of imprisonment whether immediate or suspended);

  (d)
  commits any act of dishonesty relating to any Group Company, any of its employees or otherwise;

  (e)
  becomes of unsound mind or a patient within the meaning of the Mental Health Act1983; so that in the opinion of the Board he is unable to perform his duties;

  (f)
  becomes bankrupt or makes any arrangement or composition with his creditors generally.

12.4
Pay in lieu

(a)
on serving notice for any reason to terminate the Employment or at any time during the currency of the notice the Company may elect (but shall not be obliged) to terminate the Employment forthwith and to pay to the Executive his basic salary (at the rate then payable under sub-clause 7.1(a) for the unexpired portion of the duration of his Employment or entitlement to notice as the case may be during this period. The Company will pay the salary due and payable under this sub-clause (subject to deduction of tax and national insurance contributions at source) in 4 equal instalments at equally spaced intervals in advance during the period.

(b)
In the event that the Company shall elect to terminate the Employment with immediate effect pursuant to clause 12.4 (a), the Executive undertakes to inform the Company in writing as soon as he receives an offer of employment and to commence that employment as soon as is reasonably practicable. The Executive agrees that no further monies will become due under sub-clause (a) with effect from the first day of paid alternative employment and undertakes to repay any monies paid in advance which relate to any period of paid alternative employment.

12.5
Garden leave

(a)
At any time during the Executive's Employment or after notice to terminate the Employment has been given by the Executive or the Company, the Company may in its absolute discretion:

(i)
require the Executive to perform only such duties (including without limitation research projects) as it may allocate to him;

(ii)
require the Executive not to perform any of his Duties;

(iii)
require the Executive not to have any contact with clients of the Company;

(iv)
require the Executive not to have any contact with such employees or suppliers or Developers of the Company as the Company shall determine;

(v)
exclude the Executive from any Company premises

    provided always that throughout the period of any such action referred to in this clause 12.6 (a), the Executive's salary and contractual benefits shall not cease to accrue or be paid or provided subject to the other provisions of this Agreement.

  (b)
  The Executive acknowledges that such action taken on the part of the Company shall not constitute a breach of this Agreement of any kind whatsoever nor shall the Executive have any claim against the Company in respect of any such action.

  (c)
  The Executive shall during any such period of garden leave be under a duty of the utmost good faith, must not work for any other person or on his own account and shall remain readily contactable and available for work and, should he fail to make himself available for work having been requested by the Company to attend, he shall, notwithstanding any other provision of this Agreement, forfeit his right to salary and contractual benefits in respect of such period of non-availability.

12.6
Effect of termination

  On the Termination Date:

  (a)
  The Executive shall at the request of the Company resign (without prejudice to any claims which he may have against any Group Company arising out of the Employment or its termination) from all and any offices which he may hold as a director of any Group Company and from all other appointments or offices which he holds as nominee or representative of any Group Company and if he should fail to do so within 7 days the company is irrevocably authorised to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to effect such resignation(s) and/or transfer(s);

  (b)
  The Executive shall:

  (i)
  Return to the Company all documents, computer disks and tapes and other tangible items in his possession or under his control which belongs to any Group Company or which contain or refer to any Confidential Information; and

  (ii)
  Delete all Confidential Information from any computer disks, tapes or other re-usable material in his possession or under his control or destroy all other documents and tangible items in his possession or under his control which contain or refer to any Confidential Information.

13.
Acknowledgement by the Executive

  The Executive acknowledges that:

  (a)
  each Group Company possesses a valuable body of Confidential Information;

  (b)
  each Group Company will give him access to Confidential Information to enable him to carry out his Duties:

  (c)
  his duties include, amongst other things, a duty of trust and confidence and a duty to act at all times in the best interests of each Group Company;

  (d)
  the Company requires all its senior employees to accept restrictions which are similar to those set out in clause 14 (Obligations during Employment) and clause 15 (Obligations after Employment) for the mutual protection of its Businesses and employees;

  (e)
  the following would be likely to place that company at a serious competitive disadvantage and cause immeasurable (financial and other) damage to the Businesses:

  (i)
  the disclosure of Confidential Information to any customer or actual or potential competitor of any Group Company; and

    (ii)
    if, on leaving the Employment, the Executive was to hold any Material Interest in a Customer or any actual or potential competitor of any Group Company;

  (f)
  the Confidential Information known by the Executive enables him to perform his management duties;

  (g)
  the success of the Businesses depends, in part, on the Executive's successor and/or fellow employees establishing business relationships with the customers of and suppliers to the Businesses with are similar to those established and maintained by the Executive during his Employment for the purposes of ensuring an orderly hand over to a successor.

14.
Obligations during Employment

14.1
Inventions

(a)
The Executive shall promptly disclose to the Company (which disclosure shall be treated in strictest confidence) full details, of any improvement, Invention or discovery including without limitation any and all computer programmes, photographs, plans, records, drawings and models whatsoever which he (whether alone or with any other person) makes at any time during his Employment an which relates or could relate, directly or indirectly, to the Businesses.

(b)
If the improvement, Invention or discovery is a Company Invention, the Executive shall (to the extent that it does not automatically vest in the Company by operation of law) hold it in trust for the Company and, at the request and expense of the Company, do all things necessary or desirable to enable the Company or its nominee to obtain for itself the full benefit of and to secure patent or other appropriate forms of protection for the Company Invention throughout the world.

(c)
[If the improvement, invention or discovery is not a Company Invention, the Company shall treat all information disclosed to it by the Executive as confidential property of the Executive.]

(d)
The patenting obtaining of any registered intellectual property right protection and exploitation of any Company Invention shall be at the sole discretion of the Company and prior to disclosure of any improvement, Invention or discovery as set out in clause 14(a) above, you shall not make any application for registered intellectual property protection.

14.2
Copyright etc

(a)
The Executive shall promptly disclose to the Company all Copyright Works or Designs originated, conceived, written or made by him alone or with other during his Employment which relate, or could relate, directly or indirectly, to the Businesses and shall (to the extent that they do not automatically vest in the Company by operation of law) hold them in trust for the Company until such rights have been fully and absolutely vested in the Company.

(b)
The Executive assigns to the Company by way of present and future assignment (to the extent not already vested in the Company by operation of law) all copyright, design rights, registered and unregistered and other proprietary rights (if any) for their full terms throughout the world in respect of Copyright Works and Designs and registered and unregistered trademarks originated, conceived, written or made by him alone or with others during his Employment which relate, or could relate directly or indirectly to the Businesses.

(c)
The Executive irrevocably and unconditionally waives in favour of the Company and all moral rights conferred on him by Chapter IV, Part I, Copyright Designs and Patents Act 1988 and any other moral rights provided for under the laws, now or in future in force in any part of the world for any work the rights in which are vested in the Company whether by sub-clause (b) or otherwise.

  (d)
  The Executive shall, at the request and expense of the Company, do all things necessary or desirable to substantiate the rights of the Company under sub-clauses (b) and (c).

14.3
Share Dealings etc

(a)
The Executive shall comply, where relevant with very rule of law, every requirement of the London Stock Exchange Limited, the United States Security and Exchange Commission or any other recognised Investment Exchange and every regulation of any Group Company from time to time in force relating to dealings in shares, debentures or other securities of any Group Company and, in relation to overseas dealings, the Executive shall also comply with all laws of the state and all regulations of the stock exchange, market or dealing system in which such dealings take place.

(b)
The Executive shall not (and shall procure so far as he is able that his spouse and children shall not) deal or become or cease to be interested (within the meaning of Part 1 Schedule 13, Companies Act 1985) in any securities of Group Company without complying with such Group Company rules or guidelines from time to time relating to Securities transactions by directors.

14.4
Conflict of interest

  The Executive agrees that during his Employment:

  (a)
  he shall not:

  (i)
  directly or indirectly disclose to any person or use other than for any legitimate purposes of any Group Company any Confidential Information;

  (ii)
  without the Board's prior written permission hold any Material Interest in any person which:

  (A)
  is or shall be wholly a party in competition with any of the Businesses;

  (B)
  impairs or might reasonably be thought by the Company to require him to disclose or make use of any Confidential Information in order properly to discharge his duties to or to further his interest in that person;

  (iii)
  at any time make any untrue or misleading statement in relation to any Group Company.

  (iv)
  directly or indirectly receive or obtain in respect of any goods or services sold or purchased or other business transacted (whether or not by him) by or on behalf of any Group Company any discount, rebate, commission or other inducement (whether in cash or in kind) which is not authorised by any company rules or guidelines from time to time and if he or any person in which he holds any Material Interest shall obtain any such discount, rebate, commission or inducement, he shall immediately account to the Company for the amount so received;

  (v)
  other than to carry out his Duties, without the prior authority of the Company remove from the premises of any Group Company or copy or allow others to copy the contents of any document, computer disk, tape or other tangible item which contains or refers to any Confidential Information or which belongs to any Group Company;

  (vi)
  at any time (whether during or outside normal working hours) take any preparatory steps to become engaged or interested in any capacity whatsoever in any business or venture which is in or is intended to enter into competition with any of the Businesses.

  (b)
  he shall, at the request of the Company;

    (i)
    return to the Company all documents, computer disks and tapes and other tangible items in his possession or under his control which belongs to any Group Company or which contain or refer to any Confidential Information and;

    (ii)
    delete all Confidential Information from any computer disks, tapes or other re-usable material in his possession or under his control and destroy all other documents and tangible items in his possession or under his control, which contain or refer to any Confidential Information.

14.5
Power of attorney

  The Executive irrevocably appoints the Company as his attorney in his name and on his behalf to execute documents, to use his name and to do all things which may be necessary or desirable for the Company to obtain for itself or its nominee the full benefit of the provision of sub-clause 14.1 (b) and 14.2 (b) and a certificate in writing signed by any director or the Company Secretary that any instrument or act falls within the authority conferred by this paragraph shall be conclusive evidence that such is the case so far as any third party is concerned.

15.
Obligations after Employment

15.1
The Executive shall not within the Restricted Area directly or indirectly for the period of 6 months after the Termination Date, hold any Material Interest in any person which:

(a)
is or shall be wholly or partly in competition with any of the Businesses; or

(b)
requires or might reasonably be thought by the Company to require him to disclose or make use of any Confidential Information in order properly to discharge his duties to or to further his interest in that person.

  Provided that throughout the period of 6 months after the Termination Date the Company continues to pay the Executive's basic salary.

15.2
The Executive shall not directly or indirectly, whether on his own behalf or on the behalf of another person:

(a)
for the period of 6 months after the Termination Date:

(i)
seek, canvass or solicit in any capacity whatsoever any business, order or custom for any Restricted Products or Restricted Proposed Products from any Customer;

(ii)
accept in any capacity whatsoever order for any Restricted Products or Restricted Proposed Products from any Customer.

  Provided that throughout the period of 6 months after the Termination Date the Company continues to pay the Executive's basic salary.

  (b)
  at any time after the Termination Date:

  (i)
  induce or seek to induce by any means involving the disclosure or use of Confidential Information any Customer or Developer to cease dealing with any Group Company or to restrict or vary the terms upon which it deals with any Group Company;

  (ii)
  represent himself or permit himself to be held out by any person, as being in any way connected with or interested in any Group Company; and

  (iii)
  disclose to any person, or make use of any Confidential Information.

  (iv)
  for a period of 12 months following the Termination Date solicit or entice away or seek to entice away from any Group Company any person who is and was at the Termination Date or during the period of 12 months preceding the Termination Date employed or engaged by the Company or by any Group Company in any of the Businesses in a senior managerial, technical, supervisory, sales, marketing or senior financial capacity; and was a person with whom the Executive dealt in the course of the Duties or who be reason of such employment or engagement is likely to have knowledge of any trade secrets or Confidential Information of the Company or any Group Company.

16.
Grievance procedure

16.1
The Executive is subject to the Company's disciplinary rules and procedures for the time being in force (a copy of which is available from the Company Secretary) and such other procedures of this nature as may from time to time be adopted.

16.2
Application of the disciplinary procedure is discretionary and is not a contractual entitlement. Any appeal against any disciplinary decision should be made in the first instance in writing to the person who took the decision.

16.3
If the Executive has any grievance relating to his Employment (other than one relating to a disciplinary decision) he should refer such grievance to the Chairman of the Board and if the grievance is not resolved by discussion with him it will be referred to the Board for resolution.

17.
General

17.1
Prior agreements

  This Agreement is in substitution for any previous contracts of employment and such prior agreements are hereby terminated.

17.2
Accrued rights

  The expiration or termination of the Employment or this Agreement however arising shall not operate to affect such of the provisions of this Agreement as are expressed to operate or have effect after that date and shall be without prejudice to any accrued rights or remedies of the parties.

17.3
Variation

  No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

17.4
Invalidity

  To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

17.5
Assignment

  The rights and obligations of the Company under this Agreement shall be transferred to its successors and assignors. The Executive may not, however, transfer or assign his rights or obligations under this Agreement.

17.6
Undertakings

  The Executive has given the undertakings contained in clause 15 (Obligations after Employment) to the Company as trustee for itself and for each Group Company and will at the request and cost of the Company enter into direct undertakings with any Group Company which correspond to the undertakings in clause 15, (Obligations after Employment) or which are less onerous only to the extent necessary (in the opinion of the Company or its legal advisors) to ensure that such undertakings are valid and enforceable.

17.7
Indemnity

  The Executive will indemnify each Group Company from and against all actions, claims, costs, proceedings, expenses, loss or damage (including, without limitation legal costs) which may arise directly or indirectly from the unauthorised disclosure or use of the Confidential Information by the Executive or directly from any other breach of the terms of this Agreement by the Executive.

17.8
Release and waivers

(a)
The rights, powers and remedies conferred on any party by this Agreement and remedies available to the Company are cumulative and are additional to any right, power or remedy which it may have under general law or otherwise.

(b)
The Company may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to is in this Agreement by the Executive without in any way prejudicing or affecting its rights in respect of that or any other liability or right not so released, compounded, compromised, waived or postponed.

(c)
No single or partial exercise or failure or delay in exercising any right, power or remedy by the Company shall constitute a waiver by it of, or impair or prelude any further exercise of, that or any right, power or remedy arising under this Agreement or otherwise.

18.
Collective Agreements

  There are no collective agreements which affect the terms and conditions of the Employment.

19.
Third Parties

  Unless expressly provided in this Agreement, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not party to it.

20.
Data Protection

  The Executive consents to the holding and processing by the Company or any Group Company of personal data (including where appropriate, sensitive personal data) relating to the Executive for the purposes of personnel or pensions administration, employee management or compliance with any laws or regulations applicable to the Company, any Group Company or its or their business.

21.
Governing law and jurisdiction

21.1
This Agreement shall be governed by and construed in accordance with English law.

21.2
Each of the parties irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the courts of England.

  This Agreement has been signed on the date appearing at the head of page 1.

Executed as a Deed	)
(but not delivered until the date	)
appearing at the head of page 1 by	)
Combined Distribution (Holdings))
Limited acting by	)
Director
Executed as a Deed	)
by Richard Andrew Steele	)	/s/ Richard Andrew Steele
in the presence of:	)

Signature of witness: /s/ Phyliss Allen

Name: Phyliss Allen

Address: 18 Grebe Close, Brookvale Village, Erdington Birmingham, B23 7RW

Occupation Secretary

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  Exhibit 10.14
Service Agreement
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